Exhibit 99.1
Super Micro Computer, Inc. Announces 1st Quarter 2015 Financial Results
SAN JOSE, Calif., October 21, 2014 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced first quarter fiscal 2015 financial results for the quarter ended September 30, 2014.
Fiscal 1st Quarter Highlights

•	Quarterly net sales of $443.3 million, up 3.6% from the fourth quarter of fiscal year 2014 and up 43.5% from the same quarter of last year.

•	GAAP net income of $20.9 million, up 26.1% from the fourth quarter of fiscal year 2014 and up 171.0% from the same quarter of last year.

•	GAAP gross margin of 15.6%, up from 15.5% in the fourth quarter of fiscal year 2014 and up from 15.1% in the same quarter of last year.

•	Server solutions accounted for 57.7% of net sales compared with 55.2% in the fourth quarter of fiscal year 2014 and 46.4% in the same quarter of last year.

Net sales for the first quarter ended September 30, 2014 totaled $443.3 million, up 3.6% from $428.1 million in the fourth quarter of fiscal year 2014. No customer accounted for more than 10% of net sales during the quarter ended September 30, 2014.
GAAP net income for the first quarter of fiscal year 2015 was $20.9 million or $0.42 per diluted share, an increase of 171.0% from the net income of $7.7 million, or $0.17 per diluted share in the same period a year ago. Included in net income for the quarter is $3.0 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the first quarter was $23.2 million, or $0.46 per diluted share, compared to non-GAAP net income of $9.9 million, or $0.22 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the fourth quarter of fiscal year 2014 by $3.8 million or $0.06 per diluted share.
GAAP gross margin for the first quarter was 15.6% compared to 15.1% in the same period a year ago. Non-GAAP gross margin for the first quarter was 15.7% compared to 15.2% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the fourth quarter of fiscal year 2014 were 15.5% and 15.6%, respectively.
The GAAP income tax provision was $10.6 million or 33.7% of income before tax provision compared to $4.2 million or 35.1% in the same period a year ago and $9.8 million or 37.2% in the fourth quarter of fiscal year 2014.
The Company's cash and cash equivalents and short and long term investments at September 30, 2014 were $120.2 million compared to $99.6 million at June 30, 2014. Free cash flow for the three months ended September 30, 2014 was $24.3 million, primarily due to an increase in our cash provided by operating activities.
Business Outlook & Management Commentary
The Company expects net sales of $440 million to $480 million for the second quarter of fiscal year 2015 ending December 31, 2014. The Company expects non-GAAP earnings per diluted share of approximately $0.44 to $0.50 for the second quarter.
“We began fiscal 2015 with an exceptional first quarter of record revenue and profits. In the first quarter, we grew revenues 43.5% over last year and posted our fourth consecutive quarter of record results. This again outperformed multiple times the industry growth rate. With 57.7% of our revenue coming from systems based on our Storage, GPU/Xeon Phi, Twin, MicroCloud and Network Switches, we continue to improve margin through a mix of higher value system products," said Charles Liang, Chairman and CEO. “As we ship our latest X10 generation Haswell DP products, a brand new I/O optimized Ultra server architecture and industry-leading hot-swappable NVMe solutions, we are confident our technology innovation will continue to drive our growth momentum into the remainder fiscal 2015."
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-438-5453 (International callers dial 1-719-785-1753) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, November 4, 2014 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 8567910. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, FatTwin™, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, FatTwin, UltraTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30,	June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$117,512	$96,872
Accounts receivable, net	194,370	212,738
Inventory	341,541	315,837
Deferred income taxes – current	17,392	16,842
Prepaid income taxes	9,578	5,555
Prepaid expenses and other current assets	4,709	6,237
Total current assets	685,102	654,081
Long-term investments	2,647	2,647
Property, plant and equipment, net	133,067	130,589
Deferred income taxes – noncurrent	4,631	6,154
Other assets	2,828	2,854
Total assets	$828,275	$796,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$222,556	$219,354
Accrued liabilities	35,704	37,564
Income taxes payable	21,248	11,414
Short-term debt and current portion of long-term debt	34,446	42,554
Total current liabilities	313,954	310,886
Long term debt-net of current portion	3,033	3,733
Other long-term liabilities	12,814	12,475
Total liabilities	329,801	327,094
Stockholders' equity:
Common stock and additional paid-in capital	207,442	199,062
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(66)	(63)
Retained earnings	292,950	272,087
Total Super Micro Computer Inc. stockholders' equity	498,296	469,056
Noncontrolling interest	178	175
Total liabilities and stockholders' equity	$828,275	$796,325

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
Net sales	$443,322	$309,016
Cost of sales	374,129	262,224
Gross profit	69,193	46,792
Operating expenses:
Research and development	21,509	20,236
Sales and marketing	11,002	8,865
General and administrative	5,056	5,648
Total operating expenses	37,567	34,749
Income from operations	31,626	12,043
Interest and other income, net	35	17
Interest expense	(196)	(195)
Income before income tax provision	31,465	11,865
Income tax provision	10,602	4,166
Net income	$20,863	$7,699
Net income per common share:
Basic	$0.46	$0.18
Diluted	$0.42	$0.17
Weighted-average shares used in calculation of net income per common share:
Basic (a)	45,473	42,496
Diluted (b)	49,687	44,602

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended September 30,
	2014	2013
Cost of sales	$207	$235
Research and development	1,896	1,561
Sales and marketing	365	314
General and administrative	512	479

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Three Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$20,863	$7,699
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,847	1,393
Stock-based compensation expense	2,980	2,589
Excess tax benefits from stock-based compensation	(705)	(882)
Allowance for doubtful accounts	(54)	849
Provision for inventory	1,660	4
Exchange loss (gain)	(235)	241
Deferred income taxes, net	973	91
Changes in operating assets and liabilities:
Accounts receivable, net	18,422	14,435
Inventory	(27,364)	(144)
Prepaid expenses and other assets	1,547	960
Accounts payable	2,131	(7,732)
Income taxes payable, net	6,726	1,841
Accrued liabilities	(1,903)	(3,207)
Other long-term liabilities	158	170
Net cash provided by operating activities	27,046	18,307

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,766)	(1,948)
Restricted cash	10	(14)
Net cash used in investing activities	(2,756)	(1,962)

FINANCING ACTIVITIES:
Repayment of debt	(8,500)	(700)
Proceeds from exercise of stock options	4,485	1,535
Excess tax benefits from stock-based compensation	705	882
Payment of obligations under capital leases	(28)	(5)
Advances (payments) under receivable financing arrangements	(4)	736
Minimum tax withholding paid on behalf of an officer for restricted stock awards	—	(651)
Net cash provided by (used in) financing activities	(3,342)	1,797
Effect of exchange rate fluctuations on cash	(308)	278
Net increase in cash and cash equivalents	20,640	18,420
Cash and cash equivalents at beginning of period	96,872	93,038
Cash and cash equivalents at end of period	117,512	111,458
Supplemental disclosure of cash flow information:
Cash paid for interest	202	200
Cash paid for taxes, net of refunds	3,123	1,807
Non-cash investing and financing activities:
Equipment purchased under capital leases	256	—
Accrued costs for property, plant and equipment purchases	2,976	1,836

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
GAAP GROSS PROFIT	$69,193	$46,792
Add back stock-based compensation (c)	207	235
Non-GAAP GROSS PROFIT	$69,400	$47,027

GAAP GROSS MARGIN	15.6%	15.1%
Add back stock-based compensation (c)	0.1%	0.1%
Non-GAAP GROSS MARGIN	15.7%	15.2%

GAAP INCOME FROM OPERATIONS	$31,626	$12,043
Add back stock-based compensation (c)	2,980	2,589
Non-GAAP INCOME FROM OPERATIONS	$34,606	$14,632

GAAP NET INCOME	$20,863	$7,699
Add back stock-based compensation (c)	2,980	2,589
Add back adjustments to tax benefit (provision) (d)	(658)	(414)
Non-GAAP NET INCOME	$23,185	$9,874

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.46	$0.18
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.05
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.51	$0.23

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.42	$0.17
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.04	0.05
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.46	$0.22

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	45,473	42,496
BASIC - Non-GAAP (h)	45,473	42,605

DILUTED – GAAP (g)	49,687	44,602
DILUTED - Non-GAAP (h)	50,305	44,984

(a) Approximately $20,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended September 30, 2013.
(b) Approximately $19,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended September 30, 2013.
(c) Amortization of ASC Topic 718 stock-based compensation for the three months ended September 30, 2014 and 2013.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 32.7% and 31.7% the three months ended September 30, 2014 and 2013, respectively.
(e) Approximately $25,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months ended September 30, 2013.

(f) Approximately $24,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months ended September 30, 2013.
(g) 109,347 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months ended September 30, 2013.
(h) 109,347 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three months ended September 30, 2013.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F